Exhibit 99.1
News
For Immediate Release

Media Contact: Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Investor Contact: Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com
ONLINE RESOURCES POSTS FIRST QUARTER 2011 RESULTS
Company Exceeds Revenue and Operating Earnings Expectations
CHANTILLY, Va., May 10, 2011 — Online Resources Corporation (NASDAQ: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended March 31, 2011.
•	Revenue was $39.3 million, compared to $38.6 million in the first quarter of 2010.

•	Including a legal reserve recognized in the quarter, Ebitda, a non-GAAP measure, was a loss of $3.2 million, compared to $8.3 million in the same quarter of 2010.

•	Adjusted Ebitda, a non-GAAP measure that adjusts Ebitda for equity compensation expense and other expenses, was $6.2 million, compared to $9.3 million in the prior year period.

•	Net loss available to common stockholders was $7.2 million, or $0.23 per share, compared to $0.2 million, or $0.01 per share, in the first quarter of 2010.

•	Core net income, a non-GAAP measure, was $0.5 million, or $0.02 per diluted share, compared to $2.4 million, or $0.08 per diluted share, in the same quarter of 2010.
In the first quarter, the Company created a $7.7 million reserve for potential legal liability related to a verdict in litigation with its former CEO. Additionally, it incurred approximately $900,000 in advisory costs as part of the Board of Directors’ evaluation of strategic alternatives. Excluding the legal reserve and one-time advisory costs, Ebitda would have been $5.4 million in the quarter.
“The Company performed well during the period, exceeding revenue expectations due to higher than anticipated payment transactions late in the quarter,” said Joseph L. Cowan, president and chief executive officer of Online Resources. “We also made significant progress in getting our corporate strategy underway.”
Cowan continued, “In particular, we have initiated two key components of our strategy. As announced earlier today, we have completed our transition to a functionally-aligned organization. In addition, we have taken the first steps to establish our development operation in India, including contracting for office space and commencing the hiring process. I look forward to reporting on additional progress toward our plan in the coming months.”
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Outlook for Second Quarter 2011
Online Resources provided the following guidance for the second quarter of 2011. These statements are forward-looking, and actual results may differ materially.
•	Revenue for the quarter is expected to be between $35.0 and $37.0 million.

•	Ebitda[1,2] for the quarter is expected to be between $1.7 and $3.2 million

•	Adjusted Ebitda[1,2,5] for the quarter is expected to be between $4.1 and $5.4 million.

•	Core net loss[1,3,4,5,6] is expected to be between $(0.03) and $(0.01) per share.

(1)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda, adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(2)	Ebitda is defined as net income before interest, taxes, depreciation and amortization expense. We expanded our definition of Adjusted Ebitda in the first quarter of 2011. Adjusted Ebitda is now defined as net income before interest, taxes, depreciation and amortization, equity compensation expense, reserve for potential legal liability, strategic alternatives process costs, transition costs (including severance, retention and ORCC India start up costs) and other expense. Some or all of these items may not be applicable in any given reporting period.

(3)	Core net loss is defined as net income available to common stockholders before, on a pre-tax basis unless otherwise noted, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit or expense from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium, reserve for potential legal liability, net of tax, strategic process costs, net of tax, transition costs (including severance, retention and ORCC India start up costs), net of tax, and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(4)	Excludes estimates for amortization of acquisition-related intangible assets of $1.3 million, equity compensation expense of $0.5 million and preferred stock accretion related to the redemption premium of $0.4 million.

(5)	Adjusted Ebitda and core net loss exclude $1.7 million in transition costs. These costs are tax-effected in the calculation of core net loss.

(6)	Core net loss per share calculated using estimated shares outstanding of 31.8 million.
Conference Call and Web Cast: Results and Strategic Overview
Management will hold a conference call and web cast to discuss first quarter results at 5:00 p.m. ET today. The conference call dial-in number is (877) 303-6496 for domestic participants and (707) 287-9318 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com.
The call and web cast will be recorded and available for playback from 8:00 p.m. ET on May 10th until midnight on Tuesday, May 17th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 61747737. For web cast replay, go to the “Investors” section of www.orcc.com.
About Online Resources
Online Resources (NASDAQ: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients. Backed by its proprietary real-time payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.
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This press release provided by Online Resources Corporation (as well as other written and oral statements made by the company from time to time) contains forward-looking statements which are based on our management’s current expectations and beliefs, and on a number of assumptions concerning future events made with information that is currently available. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan,” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are not a guarantee of any results or performance and are subject to a number of known and unknown risks, uncertainties and other factors (including those which are outside of Online Resources’ control) which could cause actual performance or results to differ materially and adversely from any results or performance expressed or implied by such forward-looking statements. Certain factors that might cause such a difference include, but are not limited to: our history of losses and anticipation of future losses; potential fluctuations in our operating results; our dependence on the marketing efforts of third parties; the potential loss of one or more material clients; our potential need for additional capital; our potential inability to prevent systems failures and security breaches; our potential inability to expand our services and related products in the event of a substantial increase in demand for such services and products; competition in our markets; our ability to attract and retain skilled personnel; our reliance on patents and other intellectual property; potential change in the rate of user adoption of the products and services we offer; our exposure to consolidation in the financial services industry; and government regulation affecting our business and client base. For a more detailed description of the factors that could cause such a difference, please refer to Online Resources’ filings with the Securities and Exchange Commission, including (but not limited to) our Annual Report on Form 10-K filed with the SEC on March 10, 2011 and the information under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2011. Online Resources assumes no obligation to update or supplement any forward-looking statements.
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Online Resources Corporation
Quarterly Operating Data
(In millions, Unaudited)

	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11

BANKING SERVICES
Payment Services — Full Service
Revenue	$9.0	$8.9	$8.8	$8.8	$8.6	$8.4	$8.2	$8.4
Bill Payment Transactions	10.5	10.5	10.6	10.9	10.9	10.8	11.1	11.6

Payment Services — Remittance
Revenue	$8.1	$8.2	$7.9	$7.6	$7.1	$6.8	$6.5	$5.9
Bill Payment Transactions — LCR	0.5	0.3	0.3	0.3	5.5	6.6	6.3	6.6
Bill Payment Transactions — Non LCR	26.3	27.7	26.9	24.7	20.2	20.5	20.5	19.8

Other Revenue	$5.9	$5.7	$7.7	$7.0	$6.5	$7.0	$7.7	$6.8

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$5.8	$4.7	$4.1	$4.8	$4.1	$3.9	$3.9	$4.7
Bill Payment Transactions	1.6	1.4	1.2	1.4	1.3	1.4	1.4	1.6

Payment Services — Biller Paid
Revenue	$7.0	$7.2	$7.3	$8.6	$8.4	$8.5	$8.8	$10.8
Bill Payment Transactions	13.5	13.7	14.2	15.4	15.9	16.6	17.9	20.5

Other Revenue	$1.9	$1.9	$2.4	$1.9	$1.7	$2.0	$2.6	$2.7

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
	(Unaudited)
Revenues:
Account presentation services	$2,740	$2,381
Payment services	29,792	29,732
Relationship management services	1,814	2,098
Professional services and other	4,932	4,371

Total revenues	39,278	38,582

Expenses:
Cost of revenues	21,815	19,626

Gross profit	17,463	18,956

General and administrative	9,497	7,754
Reserve for potential legal liability	7,700	—
Selling and marketing	5,103	4,912
Systems and development	2,646	2,573

Total expenses	24,946	15,239

(Loss) income from operations	(7,483)	3,717

Other income (expense)
Interest income	32	7
Interest expense	(254)	(159)

Total other income (expense)	(222)	(152)

(Loss) Income before tax (benefit) provision	(7,705)	3,565
Income tax (benefit) provision	(2,953)	1,386

Net (loss) income	(4,752)	2,179
Preferred stock accretion	2,425	2,336

Net income (loss) available to common stockholders	$(7,177)	$(157)

Net income (loss) available to common stockholders per share:
Basic	$(0.23)	$(0.01)
Diluted	$(0.23)	$(0.01)

Shares used in calculation of net income (loss) available to common stockholders per share:
Basic	31,590	30,484
Diluted	31,590	30,484

Online Resources Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	MARCH 31,	DECEMBER 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,359	$29,127
Accounts receivable, net	20,473	20,410
Deferred tax asset, current portion	3,893	3,893
Prepaid expenses and other current assets	6,326	5,039

Total current assets	59,051	58,469

Property and equipment, net	23,876	25,145
Deferred tax asset, less current portion	25,490	22,536
Goodwill	181,516	181,516
Intangible assets	12,844	14,157
Deferred implementation costs, less current portion, and other assets	8,759	8,762

Total assets	$311,536	$310,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,194	$2,410
Accrued expenses	14,512	6,293
Notes payable, senior secured debt, current portion	32,750	27,188
Deferred revenues, current portion, and other current liabilities	9,179	8,232

Total current liabilities	58,635	44,123

Notes payable, senior secured debt, less current portion	—	9,563
Deferred revenues, less current portion, and other long-term liabilities	6,676	6,956

Total liabilities	65,311	60,642

Redeemable convertible preferred stock	112,607	110,182

Stockholders’ equity	133,618	139,761

Total liabilities and stockholders’ equity	$311,536	$310,585

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
	(Unaudited)

Operating activities
Net (loss) income	$(4,752)	$2,179
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred tax (benefit) expense	(2,954)	2,391
Depreciation and amortization	4,295	4,659
Equity compensation expense	617	959
Write off and amortization of debt issuance costs	54	98
Loss on disposal of assets	5	—
Provision for losses on accounts receivable	26	6
Change in fair value of theoretical swap derivative	(52)	(398)
Reserve for potential legal liability	7,700	—
Changes in certain other assets and liabilities	(404)	(1,110)

Net cash provided by operating activities	4,535	8,784
Investing activities
Purchases of property and equipment	(1,712)	(6,399)

Net cash used in investing activities	(1,712)	(6,399)
Financing activities
Net proceeds from issuance of common stock	469	(239)
Purchase of treasury stock	(60)	—
Repayment of 2007 notes	(4,000)	(4,000)
Repayment of capital lease obligations	—	(9)

Net cash used in financing activities	(3,591)	(4,248)

Net decrease in cash and cash equivalents	(768)	(1,863)
Cash and cash equivalents at beginning of year	29,127	22,907

Cash and cash equivalents at end of period	$28,359	$21,044

Online Resources Corporation
Reconciliation of Non-GAAP Measures
(In thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
	(Unaudited)
Reconciliation of ebitda (See Note 1):
Net (loss) income	$(4,752)	$2,179
Depreciation and amortization (incl. loss on disposal of assets)	4,295	4,659
Interest expense, net	222	54
Income tax (benefit) provision	(2,953)	1,386

Ebitda (See Note 1)	$(3,188)	$8,278

Reconciliation of adjusted ebitda (See Note 2):
Net (loss) income	$(4,752)	$2,179
Depreciation and amortization (incl. loss on disposal of assets)	4,295	4,659
Equity compensation expense	617	959
Reserve for potential legal liability	7,700	—
Strategic process costs	874	—
Transition costs	204	—
Other (income) expense	222	152
Income tax (benefit) provision	(2,953)	1,386

Adjusted Ebitda (See Note 2)	$6,207	$9,335

Reconciliation of core net income (See Note 3):
Net income (loss) available to common stockholders	$(7,177)	$(157)
Preferred stock accretion related to redemption premium	411	402
Change in fair value of theoretical swap derivative	(52)	(398)
Reserve for potential legal liability, net of tax	4,751	—
Strategic alternatives process costs, net of tax	539	—
Transition costs, net of tax	126	—
Equity compensation expense	617	959
Amortization of intangible assets	1,316	1,641

Core net income (see Note 3)	$531	$2,447

Reconciliation of core net income per share:
Diluted net income (loss) available to common stockholders	$(0.23)	$(0.01)
Preferred stock accretion related to redemption premium	0.01	0.01
Change in fair value of theoretical swap derivative	—	(0.01)
Reserve for potential legal liability	0.15	—
Strategic alternatives process costs	0.02	—
Transition costs	—	—
Equity compensation expense	0.02	0.03
Amortization of intangible assets	0.04	0.05
Other, including impact of treasury method and rounding	0.01	0.01

Core net income per share	$0.02	$0.08

Notes:

1.	Ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization expense.

2.	We expanded our definition of Adjusted Ebitda in the first quarter of 2011. Adjusted Ebitda is now defined as net income before interest, taxes, depreciation and amortization, equity compensation expense, reserve for potential legal liability, strategic alternatives process costs, transition costs (including severance, retention and ORCC India start up costs) and other expense. Some or all of these items may not be applicable in any given reporting period.

3.	Core net income is a non-GAAP measure we define as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit or expense from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium, reserve for potential legal liability, net of tax, strategic alternatives process costs (including severance, retention and ORCC India start up costs), net of tax, transition costs, net of tax, and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.